SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 13, 2000

Old Kent Financial Corporation
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-14591 (Commission File Number)	38-1986608 (IRS Employer Identification no.)

111 Lyon Street, N.W. Grand Rapids, Michigan (Address of principal executive offices)	49503 (Zip Code)

Registrant's telephone number,
including area code:  (616) 771-5000

Item 5.	Other Events.

                    On October 13, 2000, Old Kent Financial Corporation, a Michigan corporation ("Old Kent"), completed its acquisition of Home Bancorp, an Indiana corporation ("Home"), pursuant to the terms of an Agreement and Plan of Merger, dated as of June 15, 2000. As a result of the merger, each outstanding share of Home common stock, without par value, is to be converted into the right to receive 0.6945 shares of common stock of Old Kent, par value $1.00 per share.

                    It is intended that the merger will be treated as a purchase for accounting and financial reporting purposes. A copy of a Press Release, dated October 16, 2000, issued by Old Kent relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

2.1

Agreement and Plan of Merger, dated as of June 15, 2000, among Home Bancorp, Old Kent Financial Corporation, and OK Acquisition Corporation. Previously filed as Exhibit 2.1 to Old Kent's Form S-4 Registration Statement (No. 333-42804). Here incorporated by reference.

99.1	Old Kent Press Release dated October 16, 2000.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized .

Dated: October 16, 2000	OLD KENT FINANCIAL CORPORATION (Registrant) By: /s/ Albert T. Potas Albert T. Potas Senior Vice President

EXHIBIT INDEX

Exhibit Number	Document

2.1

Agreement and Plan of Merger, dated as of June 15, 2000, among Home Bancorp, Old Kent Financial Corporation, and OK Acquisition Corporation. Previously filed as Exhibit 2.1 to Old Kent's Form S-4 Registration Statement (No. 333-42804). Here incorporated by reference.

99.1	Old Kent Press Release dated October 16, 2000.